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[LOGO OF CISCO SYSTEMS CAPITAL APPEARS HERE]

                                                                   Exhibit 10.30

                                                       Master Agreement No. 1047


                      MASTER AGREEMENT TO LEASE EQUIPMENT


THIS MASTER AGREEMENT TO LEASE EQUIPMENT (this "Agreement") is entered into as of October 10, 1997 by and between CISCO SYSTEMS CAPITAL CORPORATION ("Lessor") having its principal place of business at 3535 Garrett Drive, Santa Clara, California 95054 and PSINET INC., a New York corporation ("Lessee"), having a place of business at 510 Huntmar Park Drive, Herndon, CA 20170-5100. In consideration of the covenants set forth herein, Lessor and Lessee have agreed as follows:

                                 I. THE LEASE

1.1 LEASE OF EQUIPMENT. In accordance with the terms and conditions of this Agreement, Lessor shall lease to Lessee, and Lessee shall lease from Lessor, the units of personal property (individually, a "Unit," and, collectively, the "Equipment") described in the lease schedule(s) (each, a "Lease") to be entered into from time to time into which this Agreement is incorporated. Each Lease shall constitute a separate, distinct, and independent lease and contractual obligation of Lessee. Lessor or its assignee shall at all times retain the full legal title to the Equipment, it being expressly agreed by both parties that each Lease is an agreement of lease only. Each Lease shall be binding upon Lessor and Lessee from the date of its acceptance and execution by Lessor at its principal place of business.

1.2 TERM OF LEASE. The original term of each Unit shall commence on the date specified in the applicable Lease and, subject to Sections 3.3, 3.5 and
     5.14 below, shall terminate on the date specified in such Lease (the "Original Term"). Subject to Section 5.13, notwithstanding the foregoing, the Original Term for each Unit shall automatically extend for successive 30-day periods after its expiration unless either party gives the other party written notice, at least 90 days prior to the expiration of the Original Term or the then extended term, as the case may be, of its intent not to so extend the applicable Lease. Except as specifically provided in
     Section 5.14, no Lease may be terminated by Lessor or Lessee, for any reason whatsoever, prior to the end of the Original Term or any extended term.

1.3 RENTAL PAYMENTS. Lessee shall pay Lessor rent ("Rent") for each Unit in the amounts and at the times specified in the Lease. The Lease Term for each Unit shall commence on the Acceptance Certificate Execution Date and shall continue for the period specified in the Lease, unless otherwise extended or terminated pursuant to Section 1.2 or 5.14. The Lease Term as to any Unit may not be terminated by Lessee unless otherwise expressly provided in the Lease. All rental and other amounts payable by Lessee to Lessor hereunder shall be paid to Lessor at the address specified above, or at such other place as Lessor may designate in writing to Lessee from time to time.

1.4 RETURN OF EQUIPMENT. Subject to Section 5.13, upon expiration of the Original Term of a Unit, Lessee shall immediately return such Unit to Lessor as provided in Section 3.3 below. Subject to Section 5.13, and except as provided in Section 1.2 above, should Lessee not return any Unit at the end of its Original Term, Lessee shall continue to pay Rent to Lessor with respect to such Unit in the sum and on the due dates set out in the applicable Lease, as a month-to-month lease, until such Unit is returned by Lessee. If Lessee fails to return any of the Equipment upon demand therefor by Lessor, Lessee shall pay Lessor, as the measure of Lessor's damages, the Casualty Value (as defined in the applicable Lease) of such Equipment.

             II. DISCLAIMERS AND WARRANTIES; INTELLECTUAL PROPERTY

2.1 DISCLAIMERS; WARRANTIES. Lessee represents and acknowledges that each Unit is of a size, design, capacity and manufacture selected by it, and that it is satisfied that each Unit is suitable for its purposes. LESSOR SUPPLIES THE EQUIPMENT AS IS, AND, NOT BEING THE MANUFACTURER OF THE EQUIPMENT, THE MANUFACTURER'S AGENT OR THE SELLER'S AGENT, MAKES NO WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN OR CONDITION OF THE EQUIPMENT, LESSOR SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE RESULTING FROM THE INSTALLATION, OPERATION OR OTHER USE, OR DEINSTALLATION OF THE EQUIPMENT, INCLUDING, WITHOUT LIMITATION, ANY DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGE OR LOSS. Lessee shall look solely to the manufacturer or the supplier of Equipment for correction of any problems that may arise with respect thereto, and all warranties made by the manufacturer or such supplier are, to the degree possible, hereby assigned to Lessee for the term of the applicable Lease. To the extent any such warranty requires performance of any kind by the beneficiary of the warranty, Lessee shall perform in accordance therewith.

2.2 INTELLECTUAL PROPERTY. Except as otherwise expressly provided in each Lease, LESSOR MAKES NO WARRANTIES OR REPRESENTATIONS WHATSOEVER WITH RESPECT TO THE INTELLECTUAL PROPERTY RIGHTS, INCLUDING, WITHOUT LIMITATION, ANY PATENT, COPYRIGHT AND TRADEMARK RIGHTS, OF ANY THIRD PARTY WITH RESPECT TO THE EQUIPMENT, WHETHER RELATING TO INFRINGEMENT OR OTHERWISE Lessor shall, at Lessee's cost and expense, exercise, when requested by Lessee, rights of indemnification, if any, for patent, copyright or other intellectual property infringement obtained from the manufacturer under any agreement for or relating to the purchase of the Equipment. If notified promptly in writing of any action brought against Lessee based on a claim that the Equipment infringes a United States patent, copyright or other intellectual property right, Lessor shall promptly notify the manufacturer thereof for purposes of exercising, for the benefit of Lessee, Lessor's rights with respect to such claim under any such agreement.

                           III. COVENANTS OF LESSEE

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3.1  Payments Unconditional; Tax Benefits; Acceptance. EACH LEASE SHALL BE A NET
     LEASE, AND SUBJECT TO SECTION 5.3 HEREOF, LESSEE'S OBLIGATION TO PAY ALL RENT AND OTHER SUMS THEREUNDER, AND THE RIGHTS OF LESSOR IN AND TO SUCH PAYMENTS, SHALL BE ABSOLUTE AND UNCONDITIONAL, AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SETOFF, DEFENSE, COUNTERCLAIM, INTERRUPTION, DEFERMENT OR RECOUPMENT, FOR ANY REASON WHATSOEVER. It is the intent of Lessor, and an inducement to Lessor, to enter into each Lease, to claim all available tax benefits of ownership with respect to the Equipment subject thereto. Lessee acknowledges and represents that (a) no right, title or interest in such Equipment has been or is intended to be passed to Lessee, other than the right to maintain possession of and use of such Equipment for the Original Term of such Lease, conditioned on Lessee's performance of the terms and conditions of such Lease, (b) Lessee has not taken and will not, at any time during the Original Term of such Lease, take any action which could cause Lessor to lose any tax benefits of ownership, and (c) the Casualty Value of each Unit (as defined in the applicable Lease) includes an amount which provides for Lessor's recovery of the loss of such tax benefits. Lessee's acceptance of the Equipment subject to a Lease shall be conclusively and irrevocably evidenced by Lessee executing a Acceptance Certificate with respect to such Equipment, and, upon acceptance, such Lease shall be noncancellable for its Original Term except as set forth in
     Section 5.14. Any nonpayment of Rent or other amounts payable under any Lease shall result in Lessee's obligation to promptly pay Lessor as additional Rent on such overdue payment, for the period of time during which it is overdue (without regard to any grace period), interest at a rate equal to the lesser of (a) 14% per annum, or (b) the maximum rate of interest permitted by law (the "Default Rate").

3.2 USE OF EQUIPMENT. Lessee shall use the Equipment solely in the conduct of its business, in a manner and for the use contemplated by the manufacturer thereof, and in material compliance with all laws, rules and regulations of every governmental authority having jurisdiction over the Equipment or Lessee and with the provisions of all policies of insurance carried by Lessee pursuant to Section 3.6 below; provided, however, Lessee shall have the right to allow third parties, under Lessees supervision, to use the Equipment, so long as Lessee shall retain uninterrupted possession and control of the Equipment. Lessee shall pay all costs, expenses, fees and charges incurred in connection with the use and operation of the Equipment.

3.3 DELIVERY; INSTALLATION; RETURN; MAINTENANCE AND REPAIR; INSPECTION. Lessee shall be solely responsible, at its own expense, for (a) the delivery of the Equipment to Lessee, (b) the packing, rigging and delivery of the Equipment back to Lessor, upon expiration of the Original Term, in good repair, condition and working order, ordinary wear and tear excepted, at the location(s) within the continental United States specified by Lessor, and (c) the installation at Lessees premises, de-installation, maintenance and repair of the Equipment. During the term of the applicable Lease, Lessee shall ensure that each Unit is covered by a maintenance agreement, to the extent available, with the manufacturer of such Unit or such other party, reasonably acceptable to Lessor. Lessee shall, at its expense, keep the Equipment in good repair, condition and working order, ordinary wear and tear excepted, and, subject to Section 5.13, at the expiration of the Original Term, or any renewal term, with respect to any of the Equipment, have such Equipment inspected and certified acceptable for maintenance service by the manufacturer. In the event any of the Equipment, upon its return to Lessor, is not in good repair, condition and working order, ordinary wear and tear excepted, Lessee shall be obligated to pay Lessor for the out-of-pocket expenses Lessor incurs in bringing such Equipment up to such status, but not in excess of the Casualty Value (as defined in the applicable Lease) for such Equipment, promptly alter its receipt of an invoice for such expenses. Lessor shall be entitled to inspect the Equipment at Lessee's location at reasonable times and upon prior written request.

3.4 TAXES. Lessee shall be obligated to pay, and hereby indemnifies Lessor and its successors and assigns against, and holds each of them harmless from, all license fees, assessments, and sales, use, property, excise and other taxes and charges, other than those measured by Lessor's net income, now or hereafter imposed by any governmental body or agency upon or with respect to any of the Equipment, or the possession, ownership, use or operation thereof, or any Lease or the consummation of the transactions contemplated in any Lease or this Agreement. Notwithstanding the foregoing, Lessor shall file all required personal property tax returns, and shall pay all personal property taxes payable, with respect to the Equipment, Lessee shall pay to Lessor, as additional rental, the amount of all such personal property taxes within 15 days of its receipt of an invoice for such taxes. Notwithstanding anything to the contrary in this Agreement or any Lease, including without limitation, Sections 3.1, 3.4 and 3.7 hereof, Lessee makes no representation or warranty whatsoever to Lessor as to the tax treatment of this Lease under any applicable laws, rules or regulations.

3.5 LOSS OF EQUIPMENT. Lessee shall bear the entire risk of the Equipment being lost, destroyed or otherwise rendered permanently unfit or unavailable for use from any cause whatsoever (an "Event of Loss") after it has been delivered to a common carrier for shipment to Lessee. If an Event of Loss shall occur with respect to any Equipment (or any Unit), Lessee shall promptly notify Lessor in writing of such Event of Loss and of all details with respect thereto, and shall, within thirty (30) days of such event, at Lessees option, (a) place such Equipment (or Unit) in good repair, condition and working order, or (b) replace such Equipment (or any Unit) with like personal property in good repair, condition and working order and transfer title to such replacement property to Lessor whereupon such property shall be subject to the applicable Lease and be deemed Equipment for purposes thereof, or (c) pay Lessor an amount equal to the sum of (i) all Rent accrued to the date of such payment, plus (ii) the Casualty Value of such Equipment (or Unit) as set forth in the applicable Lease, whereupon this Agreement and the applicable Lease shall terminate with respect to such Equipment (or any such Unit) for which such payment is received by Lessor. Upon payment of the amount set forth in (c), the Rent for such Lease shall be reduced proportionately. Any insurance proceeds received with respect to the Equipment (or any Unit) shall be applied, in the event option (c) is elected, in reduction of the then unpaid obligations of Lessee to Lessor, including the Casualty Value, if not already paid by Lessee, or, if already paid by Lessee, to reimburse Lessee for such payment, or, in the event of option (a) or (b) is elected, to pay or reimburse Lessee for the costs of repairing, restoring or replacing the Equipment (or any Unit) upon receipt by Lessor of evidence, reasonable satisfactory to Lessor, that such repair, restoration or replacement has been completed, and an invoice therefor.

3.6 INSURANCE. Lessee shall obtain and maintain for the entire term of each Lease, at its own expense, property damage and liability insurance and insurance against loss or damage to the Equipment subject to such Lease including, without limitation, loss by fire (including so-called extended coverage), theft and such other risks of loss as are normally maintained on equipment of the type leased hereunder by company's carrying on the business in which Lessee is engaged, in such amounts, in such form and with such insurers as shall be reasonably satisfactory to Lessor. Each insurance policy will name Lessee as insured and Lessor as an additional insured and loss payee thereof as Lessor's interests may appear, and shall provide that it may not be canceled or materially altered without at least 30 days prior written notice thereof being given to Lessor or its successors and assigns.

3.7 INDEMNITY. Except with respect to the gross negligence or willful misconduct of Lessor, Lessee hereby indemnifies, protects, defends and holds harmless Lessor and its successors and assigns, from and against any and all claims, demands, actions, suits, and proceedings, losses costs, expenses, damages and liabilities, including, without limitation, reasonable attorneys' fees and costs (collectively, "Claims"), arising out of, connected with, or resulting from this Agreement, any Lease or any of the Equipment, including, without limitation, the manufacture, selection, purchase, delivery, possession, condition, use, operation, or return of the Equipment. Each of the parties shall

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     give the other prompt written notice of any Claim of which it becomes aware. The provisions of this Section 3.7 shall survive the expiration or termination of this Agreement or any Lease until the expiration of any applicable statute of limitations.

3.8 PROHIBITIONS RELATED TO EQUIPMENT. Without the prior written consent of Lessor, which consent as it pertains to subsections (a) and (c) below shall not be unreasonably withheld, Lessee shall not: (a) sublease any of the Equipment (provided that Lessee may, without the prior written consent of Lessor, permit any Affiliate (defined below) of Lessee to use any of the Equipment in the ordinary course of its business); (b) create or incur, or permit to exist, any lien or encumbrance with respect to Lessee interest in any of the Equipment, or any part thereof; (c) move any of the Equipment from the location specified in the Lease, except within the continental limits of the United States if Lessee gives Lessor 30 days prior written notice thereof; (d) permit any of the Equipment to be moved outside the continental limits of the United States. For purposes of this Agreement, the term Affiliate" shall mean (i) any corporation which controls, is controlled by, or under common control with Lessee, (ii) any corporation resulting from the merger or consolidation of Lessee, or (iii) any entity which acquires all of the assets of Lessee as a going concern. For purposes of this Section 3.8, the term "control" shall mean the power to direct the management of the relevant entity.

3.9 IDENTIFICATION. Lessee shall place and maintain permanent markings provided by Lessor on each Unit evidencing ownership, security and other interests therein, as specified from time to time by Lessor. Lessee shall not place or permit to be placed on any Unit any other markings that might indicate any other ownership or security interest in such Unit. Any markings on any Unit not made at Lessor's request shall be removed by Lessee, at Lessee's sole cost and expense, prior to the return of such Unit in accordance with
     Section 3.3.

3.10 ALTERATIONS OR MODIFICATIONS. Lessee shall not make any additions, attachments, alterations or improvements to the Equipment without the prior written consent of Lessor. At any time during the Original Term of a Lease, there may be added to such Lease additional Units of the same type as are rented thereunder for a term equal to the remaining portion of such Original Term and, subject to the terms and conditions hereof, at the Rent applicable to such Units for such term at the time the order for such Units is placed, provided that the order is in writing and accepted by Lessor. Such acceptance shall be at the sole discretion of Lessor. Each addition, attachment, alteration or improvement to any Unit shall belong to and become the property of Lessor unless, at the request of Lessor, it is removed prior to the return of such Unit by Lessee. Lessee shall be responsible for all costs relating to such removal and shall restore such Unit to its operating condition that existed at the time it became subject to the applicable Lease.

3.11 EQUIPMENT TO BE PERSONAL PROPERTY. Lessee acknowledges and represents that the Equipment shall be and remain personal property, notwithstanding the manner in which it may be attached or affixed to realty, and Lessee shall use reasonable efforts to ensure that the Equipment remains personal property.

3.12 FINANCIAL STATEMENTS. Lessee shall promptly furnish to Lessor upon request copies of Lessees reports on Form 10-K and 10-Q which are filed with the Securities and Exchange Commission and information respecting the Equipment, as Lessor may from time to time reasonably request.

3.13 LESSEE REPRESENTATIONS. Lessee hereby represents that, with respect to this Agreement and each Lease: (a) the execution, delivery and performance thereof by Lessee have been duly authorized by all necessary corporate action; (b) the individual executing such document is duly authorized to do so; (c) such document constitutes legal, valid and binding obligations of Lessee, enforceable in accordance with its terms.


                           IV. DEFAULT AND REMEDIES

4.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default hereunder: (a) Lessee shall fail to pay any rental or other payment due hereunder which failure continues for five (5) days after its receipt of notice of nonpayment from Lessor; (b) any representation or warranty of Lessee made in this Agreement, any Lease, or in any document furnished pursuant to the provisions of this Agreement or otherwise, shall prove to have been false or misleading in any material respect as of the date when it was made; (c) Lessee shall fail to perform any covenant, condition or agreement made by it under any Lease, and such failure shall continue for thirty (30) days after its receipt of notice from Lessor; (d) bankruptcy, receivership, insolvency, reorganization, dissolution, liquidation or other similar proceedings shall be instituted by or against Lessee or all or any part of its property under the Federal Bankruptcy Code or other law of the United States or of any other competent jurisdiction, and, if such proceeding is brought against Lessee, it shall consent thereto or shall fail to cause the same to be discharged within sixty (60) days after it is filed.

4.2 REMEDIES. If an Event of Default hereunder shall occur and be continuing, Lessor may exercise any one or more of the following remedies: (a) terminate any or all of the Leases and Lessee's rights thereunder; (b) proceed, by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of any or all of the Leases or to recover damages for the breach thereof; (c) recover from Lessee an amount equal to the sum of (i) all amounts due under any or all of the Leases on or before the Lessor giving Lessee written notice that such Event of Default has occurred and, if Lessor obtains a judgment against Lessee with respect to such Event of Default, the entry of such judgment, whichever shall last occur, (ii) as liquidated damages for loss of a bargain and not as a penalty, the present value of the balance of all rentals and other sums payable thereunder and hereunder, without any presentment, demand, protest or further notice (all of which are hereby expressly waived by Lessee), discounted at a rate of ten percent (10%) per annum (the "Discount Rate") as of the date of the payment of such amount, and (iii) any loss or damage to the Lessor's residual interest in the Equipment caused by such Event of Default; (d) personally, or by its agents, take immediate possession of any or all of the Equipment from Lessee and, for such purpose, enter upon Lessee's premises where any of the Equipment is located with or without notice or process of law and free from all claims by Lessee; and (e) require the Lessee to, and the Lessee shall, assemble the Equipment and deliver the Equipment to a location which is reasonably convenient to Lessor and Lessee. The exercise of any of the foregoing remedies by Lessor shall not constitute a termination of any Lease or this Agreement unless Lessor so notifies Lessee in writing.

4.3 DISPOSITION OF EQUIPMENT. In the event, upon the occurrence of an Event of Default, Lessor repossesses any of the Equipment, Lessor may lease any or all of such Equipment, or sell any or all of such Equipment at one or more public or private sales, in such manner, at such times and upon such terms as Lessor may determine. In the event that Lessor leases any of such Units, any rentals received by Lessor for the Remaining Lease Term"(the period ending on the date when the Original Term for such Unit would have expired if an Event of Default had not occurred), discounted to present value, at the Discount Rate, as of the Possession Date (the "Recovery Rentals"), for such Units shall be applied to the payment of (a) all costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Lessor in retaking possession of, and removing, storing, repairing, refurbishing and leasing, such Units, (b) accrued and unpaid rentals as of the date Lessor obtained possession of such Units or the date on which Lessee made an effective tender of possession of such Units to Lessor, whichever shall first occur (the "Possession Date"), (c) the present value of the rentals for such Units for the balance of the Original Term of the applicable Lease (the "Discounted Remaining Rentals") and any other sums payable


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     (the "Recovery Proceeds") shall be applied to the payment of the amounts referred to in clauses (a) through (d) above and the amount by which the Casualty Value for such Units, as of the Possession Date, exceeds the Discounted Remaining Rentals (the aggregate of such amounts being referred to as the "Sale Recovery Amount"). The balance, if any, of the Recovery Rentals, in the case of a release, and of the Recovery Proceeds, in the case of a sale or other disposition, shall be applied first to reimburse Lessee for any sums previously paid by Lessee as liquidated damages with respect to such Units, and any remaining amounts shall be retained by Lessor. Lessee shall remain liable to Lessor, with respect to any Units which are released or sold or otherwise disposed of, to the extent that the Release Recovery Amount exceeds the Recovery Rentals or the Sale Recovery Amount exceeds the Recovery Proceeds. Lessor shall be entitled to, and Lessee shall have no claim with respect to, all rentals, with respect to any period commencing after the expiration of the applicable Remaining Lease Term, from released Units.

                               V. MISCELLANEOUS

5.1 PERFORMANCE OF LESSEE'S OBLIGATIONS. Upon Lessee's failure to pay Rent (or any other sum due hereunder) or perform any obligation hereunder when due, Lessor shall have the right, but shall not be obligated, to pay such sum or perform such obligation, whereupon such sum or the cost of such performance shall immediately become due and payable hereunder as additional rent, with interest thereon at the Default Rate from the date such payment or performance was made.

5.2 ASSIGNMENT LESSEE SHALL NOT RELINQUISH POSSESSION OR CONTROL OF, OR ASSIGN, SUBLEASE, PLEDGE, HYPOTHECATE OR OTHERWISE TRANSFER, DISPOSE OF OR ENCUMBER ANY UNIT, THIS AGREEMENT OR ANY LEASE OR SCHEDULE, OR ANY PART THEREOF OR INTEREST THEREIN, OR ANY RIGHT OR OBLIGATION WITH RESPECT THERETO, WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR, except in connection with the currently contemplated merger or consolidation of Lessee into a wholly-owned subsidiary of Lessee.

5.3 QUIET ENJOYMENT. So long as no Event of Default has occurred and is continuing, neither Lessor nor its assignee or any person claming by or through Lessor shall interfere with Lessee's right of quiet enjoyment and use of the Equipment.

5.4 FURTHER ASSURANCES. Lessee shall, upon the request of Lessor, from time to time, execute and deliver such further documents and do such further acts as Lessor may reasonably request in order fully to effect the purposes of any Lease and Lessor's rights thereunder. Lessor is authorized to file a financing statement, signed only by Lessor in accordance with the Uniform Commercial Code or signed by Lessor as Lessee's attorney in fact, with respect to any of the Equipment.

5.5 RIGHT AND REMEDIES. Each and every right and remedy granted to Lessor under any Lease shall be cumulative and in addition to any other right or remedy therein specifically granted or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by Lessor from time to time concurrently or independently and as often and in such order as Lessor may deem expedient. Any failure or delay on the part of Lessor in exercising any such right or remedy, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect Lessor's right thereafter to exercise the same. Waiver of any right or remedy on one occasion shall not be deemed to be a waiver of any other right or remedy or of the same right or remedy on any other occasion.

5.6 NOTICES. Any notice, request, demand, consent, approval or other communication provided for or permitted hereunder shall be in writing and shall be conclusively deemed to have been received by a party hereto on the day it is delivered personally to such party at its address set forth above (or at such other address as such party shall specify to the other party in writing), or if sent by a nationally recognized overnight delivery service, the next business day after so sent, or if sent by registered or certified mail, return receipt requested, on the fifth day after the day on which it is so mailed, addressed to such party at such address.

5.7 SECTION HEADINGS; COUNTERPARTS. Section headings are inserted for convenience of reference only and shall not affect any construction or interpretation of this Agreement. This Agreement and each Lease may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

5.8 ENTIRE LEASE. This Agreement and each Lease constitute the entire agreement between Lessor and Lessee with respect to the lease of Equipment and supersede all other prior or contemporaneous agreements, whether oral or in writing, with respect thereto. No waiver or amendment of, or any consent with respect to, any provision of this Agreement shall bind either party unless set forth in writing, specifying such waiver, consent, or amendment, signed by both parties, and then such waiver, consent, or amendment shall be effective only in the specific instance and for the specific purpose given. Any term or condition of any purchase order or other document (with the exception of any Lease) submitted by Lessee in connection with this Lease which is in addition to or inconsistent with the terms and conditions of this Agreement shall not be binding on Lessor and shall not apply to this Agreement. To the extent permitted by applicable law and not otherwise specifically provided to Lessee in this Agreement, Lessee hereby waives any and all rights or remedies conferred upon a lessee under the California Uniform Commercial Code, and any other applicable similar code or statutes of another jurisdiction, with respect to a default by Lessor under this Agreement.

5.9 SEVERABILITY. Should any provision of this Agreement or any Lease be or become invalid, illegal, or unenforceable under applicable law, the other provisions of this Agreement and such Lease shall not be affected and shall remain in full force and effect, and, to the extent permissible under applicable law and possible, any such invalid, illegal or unenforceable provision shall be deemed amended to the extent necessary to be valid, legal and enforceable and to conform to the intent of the parties; provided, however, in the event Lessee's obligation under any Lease to pay rent or any other amount shall be invalid, illegal or unenforceable, Lessor shall have the right to terminate such Lease as if an Event of Default shall have occurred.

5.10 ATTORNEYS' FEES. Should either party institute any action or proceeding to enforce this Agreement or any Lease, or any provision hereof or thereof, or for a declaration of rights under any such agreement, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees, which it incurs in connection with such action or proceeding.

5.11 GOVERNING LAW. This Lease shall be governed in all respects by the laws of the State of California with respect to agreements entered into, and to be performed, entirely in California. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED IN ANY LEASE, THIS AGREEMENT AND EACH LEASE SHALL BE GOVERNED IN ALL RESPECTS BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA. LESSOR AND LESSEE WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING FROM THIS AGREEMENT OR ANY LEASE. LESSEE CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE COURTS OF CALIFORNIA, AND THE FEDERAL COURTS SITTING IN THE STATE CALIFORNIA, FOR THE RESOLUTION OF ANY DISPUTES HEREUNDER.

5.12 SURVIVAL. All obligations of Lessee to make payments to Lessor under any Lease or to indemnify Lessor, pursuant to Section 3.4 or 3.7 above, with respect to a Lease, and all rights of Lessor hereunder with respect to a Lease, shall survive the termination of such Lease until the expiration of any applicable statute of limitations.

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

    5.13 PURCHASE OPTION. Notwithstanding anything contained in this Agreement or any Lease to the contrary, Lessee shall have the option to purchase the Equipment the subject of any Lease, on an "AS IS or WHERE IS" basis, at the end of the Original Term of the Lease for a purchase price of $1.00. Lessee may exercise such option by giving notice to Lessor at least five (5) days prior to the end of the Original Term.

    5.14 EARLY TERMINATION. Lessee shall be entitled, at its option, upon at least 30 days prior written notice to Lessor specifying the termination date, to terminate any Lease prior to the expiration of the Original Term thereof by paying to Lessor an amount equal to the Casualty Value as of the termination date for all the Equipment subject to each Lease together any accrued and unpaid Rent as of the termination date.

LESSEE, BY THE SIGNATURE BELOW OF ITS AUTHORIZED REPRESENTATIVE, ACKNOWLEDGES THAT IT HAS READ THIS LEASE, UNDERSTANDS IT, AND AGREES TO BE BOUND BY ITS TERMS AND CONDITIONS.



CISCO SYSTEMS CAPITAL CORPORATION. (LESSOR)      PSINET INC. (LESSEE)

By: /s/ Brian P. Fukuhara                        By: /s/ Edward D. Postal
  ----------------------------------------         ----------------------------
        (Authorized Signature)                         (Authorized Signature)

    Manager Worldwide Financial Services             Senior Vice President & CFO
------------------------------------------       -------------------------------
             (Name/Title)                                   (Name/Title)

    November 4, 1997                                 October 24, 1997
------------------------------------------       -------------------------------
               (Date)                                         (Date)

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